EXHIBIT 10.1

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 2, 2009, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite’ 00, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (b) PARADIGM HOLDINGS, INC., a Wyoming corporation, with offices at 9715 Key West Avenue, Rockville, Maryland 20850 (“Holdings”), PARADIGM SOLUTIONS CORPORATION, a Maryland corporation, with offices at 9715 Key West Avenue, Rockville, Maryland 20850 (“Solutions”), CALDWELL TECHNOLOGY SOLUTIONS LLC, a Maryland limited liability company, with offices at 17001 Science Drive, Suite 100, Bowie, Maryland 20715 (“Caldwell”) and TRINITY INFORMATION MANAGEMENT SERVICES, a Nevada corporation, with offices at 9715 Key West Avenue, Rockville, Maryland 20850 (“Trinity”) (hereinafter, Holdings, Solutions, Caldwell and Trinity are jointly and severally, individually and collectively, referred to as “Borrower”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 13, 2007, evidenced by, among other documents, a certain Loan and Security Agreement (working capital line of credit) dated as of March 13, 2007, among Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of August 11, 2008, as further amend by a certain Second Loan Modification Agreement dated as of March 18, 2009, and as further amended by a certain Third Loan Modification Agreement dated as of May 4, 2009 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, (b) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 13, 2007 between Bank and Holdings (the “Holdings IP Security Agreement”), (c) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 13, 2007 between Bank and Solutions (the “Solutions IP Security Agreement”), (d) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of July 5, 2007 between Bank and Caldwell (the “Caldwell IP Security Agreement”), and (e) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of September 5, 2007 between Bank and Trinity (the “Trinity IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.    DESCRIPTION OF CHANGE IN TERMS.

A.    Modifications to Loan Agreement.

1    The Loan Agreement shall be amended by deleting the following text appearing in Section 2.2.4 thereof:

“Borrower will pay to Bank a collateral handling fee equal to (a) 0.125% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon Federal Agency Accounts, Subcontractor Accounts and Unbilled Accounts based upon a 360 day year, and (b) 0.25% per month of the Financed Receivable Balance for Financed Receivables outstanding based upon HUD Accounts based upon a 360 day year (the “Collateral Handling Fee”).”

and inserting in lieu thereof the following:

“Borrower will pay to Bank a collateral handling fee equal to (a) 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon Federal Agency Accounts and Subcontractor Accounts based upon a 360 day year, and (b) 0.25% per month of the Financed Receivable Balance for Financed Receivables outstanding based upon Unbilled Accounts based upon a 360 day year (the “Collateral Handling Fee”).”

2    The Loan Agreement shall be amended by deleting the following text appearing in Section 5.3 thereof:

“    (f)    There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;”

and inserting in lieu thereof the following:

“    (f)    There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount other than certain “prompt payment” discounts set forth in certain customer contracts;”

3           The Loan Agreement shall be amended by deleting the following text appearing in Section 5.4 thereof:

“In addition, Borrower represents and warrants that there are no discounts, offsets or other rights of any Account Debtor under any Unbilled Account.”

and inserting in lieu thereof the following:

“In addition, Borrower represents and warrants that there are no discounts, offsets or other rights of any Account Debtor under any Unbilled Account other than certain “prompt payment” discounts set forth in certain customer contracts.”

4    The Loan Agreement shall be amended by deleting the following, appearing as Section 5.6 thereof:

“    5.6    Litigation. There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.”

and inserting in lieu thereof the following:

“    5.6    Litigation. Except as set forth on the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.”

5    The Loan Agreement shall be amended by deleting the following text appearing in Section 5.9 thereof:

“Borrower and each Subsidiary have timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.”

and inserting in lieu thereof the following:

“Borrower and each Subsidiary have timely filed all required material tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.”

6    The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(c) thereof:

“The charge to Borrower for the foregoing inspections and audits shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.”

and inserting in lieu thereof the following:

“The charge to Borrower for the foregoing inspections and audits shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.”

7    The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

“    6.7    Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)    EBITDA Loss. EBITDA minus unfunded capital expenditures loss as of and for the three month period (or periods) ending on (i) January 31, 2007 and February 28, 2007 of not more than $1,000,000, and (ii) August 31, 2008 of not more than $50,000.

(b)    EBITDA Gain. EBITDA minus unfunded capital expenditures as of and for the three month period (or periods) ending on (i) March 31, 2007, April 30, 2007 and May 31, 2007, of at least $1.00, (ii) June 30, 2007, July 31, 2007, August 31, 2007, September 30, 2007, October 31, 2007 and November 30, 2007, of at least $250,000.00, (iii) December 31, 2007, January 31, 2008, February 29, 2008, March 31, 2008, April 30, 2008, May 31, 2008, June 30, 2008 and July 31, 2008, of at least $500,000.00, (iv) September 30, 2008, of at least $75,000, (v) October 31, 2008, of at least $150,000, (vi) November 30, 2008, of at least $250,000, (vii) December 31, 2008, of at least $400,000, and (viii) January 31, 2009 and as of and for the three month period ending of the last day of each month thereafter, of at least $500,000.00.

Notwithstanding the foregoing, (a) EBITDA Losses incurred from January 1, 2007 through February 28, 2007 will be excluded from the EBITDA calculation with respect to the three month periods ending on February 28, 2007 and March 31, 2007, and (b) EBITDA Losses incurred from February 1, 2007 through February 28, 2007 will be excluded from the EBITDA calculation with respect to the three month period ending on April 30, 2007. As used herein, “EBITDA Losses” shall be defined as the lesser of (i) $275,000.00, and (ii) the actual expenses incurred by the discontinued commercial business of Borrower during the period(s) referenced above.”

and inserting in lieu thereof the following:

“    6.7    Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)    EBITDA Loss. EBITDA minus unfunded capital expenditures loss as of and for the three month period (or periods) ending on (i) January 31, 2007 and February 28, 2007, of not more than $1,000,000, and (ii) August 31, 2008, April 30, 2009, May 31, 2009, and June 30, 2009, of not more than $50,000.

(b)    EBITDA Gain. EBITDA minus unfunded capital expenditures as of and for the three month period (or periods) ending on (i) March 31, 2007, April 30, 2007 and May 31, 2007, of at least $1.00, (ii) June 30, 2007, July 31, 2007, August 31, 2007, September 30, 2007, October 31, 2007 and November 30, 2007, of at least $250,000.00, (iii) December 31, 2007, January 31, 2008, February 29, 2008, March 31, 2008, April 30, 2008, May 31, 2008, June 30, 2008 and July 31, 2008, of at least $500,000.00, (iv) September 30, 2008, of at least $75,000.00 (v) October 31, 2008, of at least $150,000.00 (vi) November 30, 2008, of at least $250,000.00, (vii) December 31, 2008, of at least $400,000.00, (viii) January 31, 2009, February 28, 2009, and March 31, 2009, of at least $500,000.00, (ix) July 31, 2009 and August 31, 2009, of at least $1.00, (x) September 30, 2009, of at least $100,000.00, (xi) October 31, 2009 and November 30, 2009, of at least $250,000.00, and (xii) December 31, 2009 and as of and for the three month period ending of the last day of each month thereafter, of at least $500,000.00.

Notwithstanding the foregoing, (a) EBITDA Losses incurred from January 1, 2007 through February 28, 2007 will be excluded from the EBITDA calculation with respect to the three month periods ending on February 28, 2007 and March 31, 2007, and (b) EBITDA Losses incurred from February 1, 2007 through February 28, 2007 will be excluded from the EBITDA calculation with respect to the three month period ending on April 30, 2007. As used herein, “EBITDA Losses” shall be defined as the lesser of (i) $275,000.00, and (ii) the actual expenses incurred by the discontinued commercial business of Borrower during the period(s) referenced above.”

8    The Loan Agreement shall be amended by deleting the following text appearing in Section 7.6 thereof:

“or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.”

and inserting in lieu thereof the following:

“or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided, however, Borrower shall be permitted to (1) make cash payments to Hale Capital Partners, LP and/or EREF PARA LLC (together with any transferees of such parties, the “Investors”) in connection with redemptions and repurchases contemplated by that certain Paradigm Holdings, Inc. Certificate of Designations of Series A-1 Senior Preferred Stock (the “Certificate of Designations”), that certain Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) among Holdings, Hale Capital Partners, LP (“Hale”) and each of the other purchasers identified on the signature pages thereto (each a “Purchaser” and collectively with Hale, the “Purchasers”) dated on or about February 27, 2009 and those certain Class A Warrants and Class B Warrants issued to the Purchasers pursuant to the Preferred Stock Purchase Agreement, so long as, at the time of any such payment, (i) no Event of Default exists or would exist after giving effect to such payment, (ii) Borrower has performed in accordance with at least one hundred percent (100.0%) of its board-approved revenue plan, (iii) Borrower has performed at least twenty percent (20.0%) above its board¬approved EBITDA plan, and (iv) Borrower will have at least One Million Dollars ($1,000,000.00) in unrestricted and unencumbered cash after each such payment, (2) make monthly cash dividend payments to the Investors in an amount not to exceed five percent (5.0%) per annum of the Stated Value (as defined below) per share of the outstanding shares of Series A-I Senior Preferred Stock, provided, however, the aggregate amount of such payments made in any month shall not exceed Thirty-Five Thousand Dollars ($35,000.00) and provided further, however, no such payments may be made while there is an Event of Default or if an Event of Default would exist after giving effect to any such payment, (3) accrue an additional dividend of seven and a half percent (7.5%) per annum on the Series A-I Senior Preferred Stock to be paid by adding such amount to the Stated Value per share of the outstanding shares of Series A¬I Senior Preferred Stock and (4) make non-cash redemptions or non-cash repurchases in exchange for capital stock of Borrower. As used herein, “Stated Value” for each share of Series A-1 Senior Preferred Stock shall initially be One Thousand Dollars ($1,000.00). Notwithstanding the foregoing, pursuant to the terms of the Certificate of Designations, in lieu of paying a cash dividend under (2) above, Borrower may add the amount otherwise payable as a cash dividend to the Stated Value per share of the outstanding shares of Series A-I Senior Preferred Stock or pay such dividend in shares of Borrower’s common stock.”

9    The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“    “Applicable Rate” is (a) with respect to Financed Receivables based upon Federal Agency Accounts, Subcontractor Accounts and Unbilled Accounts, a per annum rate equal to the Prime Rate plus one percent (1.0%), and (b) with respect to Financed Receivables based upon HUD Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%).”

“    “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense (including FAS 123r expenses and goodwill impairments), plus (d) income tax expense, plus (e) severance and restructuring expenses not to exceed $250,000.00 in any calendar year.”

“    “Maturity Date” is June 12, 2009.”

“           “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

and inserting in lieu thereof the following:

“    “Applicable Rate” is (a) with respect to Financed Receivables based upon Federal Agency Accounts and Subcontractor Accounts, a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%), and (b) with respect to Financed Receivables based upon Unbilled Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%).”

“    “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense (including FAS 123r expenses and goodwill impairments), plus (d) income tax expense.”

“    “Maturity Date” is June 11, 2010.”

“    “Prime Rate” is the greater of (a) four and one-half of one percent (4.50%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

10    The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule I hereto.

4.    FEES. Borrower shall pay to Bank a modification fee equal to Forty-Five Thousand Dollars ($45,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.    RATIFICATION OF IP SECURITY AGREEMENTS.

(a)    Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Holdings IP Security Agreement and acknowledges, confirms and agrees that the Holdings IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(b)    Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Solutions IP Security Agreement and acknowledges, confirms and agrees that the Solutions IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(c)    Caldwell hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Caldwell IP Security Agreement and acknowledges, confirms and agrees that the Caldwell IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(d)    Trinity hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Trinity IP Security Agreement and acknowledges, confirms and agrees that the Trinity IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.    RATIFICATIONS OF PERFECTION CERTIFICATES.

(a)    Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 13, 2007 between Holdings and Bank, and acknowledges, confirms and agrees the disclosures and information Holdings provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 2.

(b)    Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 13, 2007 between Solutions and Bank, and acknowledges, confirms and agrees the disclosures and information Solutions provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 2.

(c)    Caldwell hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 5, 2007 between Caldwell and Bank, and acknowledges, confirms and agrees the disclosures and information Caldwell provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 2.

(d)    Trinity hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 5, 2007 between Trinity and Bank, and acknowledges, confirms and agrees the disclosures and information Trinity provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 2.

7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

PARADIGM HOLDINGS, INC.	SILICON VALLEY BANK

By: /s/ Richard Sawchak	By: /s/ Christine Egitto
Name: Richard Sawchak	Name: Christine Egitto
Title: SVP and CFO	Title: VP

PARADIGM SOLUTIONS CORPORATION

By:  /s/ Richard Sawchak

Name:  Richard Sawchak
Title:   SVP and CFO

CALDWELL TECHNOLOGY SOLUTIONS LLC

By:  /s/ Richard Sawchak

Name:  Richard Sawchak
Title:   Manager

TRINITY INFORMATION MANAGEMENT SERVICES

By:  /s/ Richard Sawchak

Name:  Richard Sawchak
Title:   SVP and CFO